NUMBER                                                                     UNITS
U-__________

SEE REVERSE FOR
CERTAIN DEFINITIONS          MILLSTREAM II ACQUISITION CORPORATION

                                                                           CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE
                           ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT
                   -------------------------------------------------------------

is the owner of                                                           Units.
                ---------------------------------------------------------

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Millstream II Acquisition Corporation, a Delaware
corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) ______________, 2005 or (ii) the earlier of the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or the distribution of funds held by that certain trust account for the benefit of the Company's public stockholders, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2008, or
earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants
comprising the Units represented by this certificate are not transferable separately prior to __________, 2004, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a
Warrant Agreement, dated as of _______, 2004, between the Company and
Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the
Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery
Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.
     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

                               [GRAPHIC OMITTED.]

                      MILLSTREAM II ACQUISITION CORPORATION
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2004

-------------------------                            ---------------------------
    Chairman of the Board                            Assistant Secretary

                      MILLSTREAM II ACQUISITION CORPORATION

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenants in common                            UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT -         as tenants by the entireties                                       (Cust)          (Minor)

JT TEN -          as joint tenants with right of survivorship                  under Uniform Gifts to Minors
                  and not as tenants in common                                         Act ______________
                                                                                              (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                           Units
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represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
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to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
     --------------------

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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).